U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2019

GRAND PERFECTA, INC.

(Exact name of registrant as specified in its charter)

000-55423

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	46-1779352 (IRS Employer Identification No.)

123 West Nye Lane, Suite 129

Carson City, NV 89706

(Address of principal executive offices)

212 324 1876

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement

On December 18, 2019, Grand Perfecta, Inc. (the “Company”) entered into and consummated an Agreement for the Purchase of Common Stock (the “Purchase Agreement”) dated December 4, 2019, with Steve Yetter and Liu Yang (“Mr. Liu”) pursuant to which the Company agreed to sell to Mr. Yang, and Mr. Liu agreed to purchase from the Company, 4,350,000 shares of the Company’s common stock for a purchase price of $182,000.

Item 3.02 Sale of Unregistered Equity Securities

On December 18, 2019, the Company issued to Mr. Liu an aggregate of 11,931,500 shares of common stock in consideration of $182,000 paid pursuant to the Purchase Agreement and for the efforts of Mr. Liu in acquiring a majority of the outstanding shares of the Company, the expenses incurred in connection therewith and the understanding that he will fund the immediate capital needs of the Company. The issuance and sale of the shares were exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D as Mr. Liu is an “accredited investor”. The certificates representing the shares are endorsed with the customary Securities Act restrictive legends. No brokerage commissions were paid in connection with the issuance of the shares.

Item 5.01 Changes in Control of Registrant

On December 18, 2019, Steve Yetter, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer and sole director of the Company, sold 3,000,000 shares of the Company’s common stock to Liu Yang for a purchase price of $268,000 pursuant to the Purchase Agreement. Contemporaneously, the Company issued an additional 11,931,500 shares of the Company’s common stock to Mr. Liu for the consideration described in Item 3.02 above. As a result of the foregoing transactions, Mr. Liu owns 14,931,500 shares of the Company’s common stock, representing approximately 75% of the Company’s outstanding shares of common stock.

To the Company’s knowledge, based on representations made by Mr. Liu, the source of funds used by Mr. Liu for the stock purchase pursuant to the Purchase Agreement were his personal funds.

Mr. Liu has indicated that he is purchasing a controlling interest in the Company with the intention of acquiring an operating business in a reverse acquisition transaction through a share exchange. There can be no assurance that an acquisition of any business will be consummated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Office

On December 18, 2019, in connection with the purchase of the shares by Mr. Liu, the Company’s then Board of Directors elected Mr. Liu as a director, President, Chief Executive Officer and Chief Financial Officer, of the Company, effective upon the closing, and Steve Yetter resigned from all positions with the Company, effective at the closing.

Mr. Liu received a Masters Degree in Information Systems Analysis from the University of Nottingham, United Kingdom, in 2007. Since that time he has held various positions in the field of finance. From 2010 through September 2012, he served as Chief Investment Officer of Asset Management Department for China Life Property & Casualty Insurance Company Limited. From October 2012 through August 2015 he served as the General Manager of the Investment Banking Department of China Minsheng Bank Taiyuan Branch. In 2015 he became the President of China Intelligent Capital, a position which he continues to hold today.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Agreement for the Purchase of Common Stock

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 24, 2019	GRAND PERFECTA, INC.

	By:	/s/ Liu Yang
Liu Yang
Chief Executive Officer

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